Subsidiary List                                 EXHIBIT 21.1
As of June 30, 2016

Name:	State or other Jurisdiction of Incorporation:
Broadridge (Suisse) S.A.	Switzerland
Broadridge Securities Processing Solutions, Inc.	Delaware
Broadridge Output Solutions, Inc.	Delaware
Broadridge Trading Trf. Corp.	Delaware
Broadridge Investor Communication Solutions, Inc.	Delaware
Broadridge Financial Solutions (Canada) Inc.	Canada
Broadridge Nederland III B.V.	Netherlands
Broadridge Software Limited (Canada)	Canada
Broadridge Investor Communications Corporation	Canada
Broadridge Nederland II B.V.	Netherlands
Broadridge (Australia) Pty. Ltd.	Australia
ICJ Inc.(1)	Japan
Broadridge Financial Solutions International, Ltd.	United Kingdom
Broadridge (Deutschland) GmbH	Germany
Broadridge Nederland I B.V.	Netherlands
Broadridge Financial Solutions Limited	United Kingdom
Broadridge Asia Pacific Limited	Hong Kong
Broadridge Czech Republic s.r.o.	Czech Republic
Broadridge Financial Solutions (India) Private Limited	India
Investigo Corporation	Minnesota
Access Data Corp.	Delaware
BR NYC Solutions, Inc.	Delaware
Broadridge Corporate Issuer Solutions, Inc.	Pennsylvania
Broadridge City Networks (UK) Limited	United Kingdom
Broadridge (Singapore) Private Limited	Singapore
Broadridge (Japan) Ltd.	Japan
Message Automation Limited (1)	England, Wales
Matrix Financial Solutions, Inc.	Delaware
Matrix Trust Company	Colorado
Matrix Settlement & Clearance Services, LLC	New York
Broadridge Managed Solutions, Inc.	Delaware
Paladyne Asia Limited	Hong Kong
Paladyne Systems Cayman	Cayman
Paladyne Systems Europe Ltd	United Kingdom
Paladyne Systems Rus	Russia
Broadridge SPS, LLC	Delaware
BR REC, LLC	New York
Broadridge Business Process Outsourcing, LLC	Delaware
Broadridge Fluent Solutions, LLC	Delaware
Broadridge France SAS	France

Name:	State or other Jurisdiction of Incorporation:
Bonaire Software Solutions, LLC	Massachusetts
Bonaire UK Limited	United Kingdom
Emerald Connect, LLC	Delaware
Inlet LLC (1)	Delaware
Broadridge FX and Liquidity Solutions, LLC	Delaware
Direxxis LLC	Massachusetts
Broadridge Business Process Outsourcing (Canada), Inc.	Canada
Broadridge Poland sp. z.o.o.	Poland
QED Financial Systems, Inc.	New Jersey
Dojima Ltd.	England and Wales
Broadridge US, LLC	Delaware
4sight Financial Software Limited	Scotland, UK
4sight Financial Software Inc.	Nova Scotia
4sight Financial Software Pty	Australia
4sight IT Services Limited	Scotland and Wales
BR ICS (CANADA) ULC	Nova Scotia
BR (CANADA) LP	Nova Scotia

(1)	Less than 100% owned.

2